SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2010

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 – Other Events.

Item 8.01 – Other Events.

On December 8, 2010, our subsidiary BioTime Asia, Limited entered into an agreement with Shanghai Genext Medical Technology Co., Ltd. to sell certain ACTCellerate™ cell lines to the medical and biological research community in China, Taiwan, Hong Kong, and Macau on an exclusive basis.  In addition to a wide array of human cell types, Genext will market cell culture media customized for each line.  The agreement has an initial term of two years and a first-year product purchase milestone of $350,000 that Genext must meet to maintain its exclusive distribution rights.

Section 9 – Financial Statements and Exhibits.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: December 9, 2010	By:	/s/ Robert W. Peabody
Robert W. Peabody, Senior Vice President, Chief Operating Officer and
Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated December 9, 2010

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